                                                                   EXHIBIT 10.33


            AGREEMENT ON MOBILE COMMUNICATIONS PROJECTS CONSTRUCTION

         This Agreement is executed by and between the following two parties on September 8, 2000 in Shenyang:

PARTY A: LIAONING MOBILE COMMUNICATION COMPANY LIMITED
Legal representative: Zhang Xuehong
Legal Address: 128 Shi Yi Wei Lu, Shenhe District, Shenyang

PARTY B: LIAONING PROVINCIAL POST AND TELECOMMUNICATIONS ENGINEERING BUREAU

Legal representative: Li Jianchang
Legal Address: 158 Lian He Lu, Da Dong District, Shenyang

WHEREAS:

1. In order to develop its mobile communications business and engage in normal production and operating activities, Party A needs Party B to provide services for the construction, engineering, equipment installation and modulation of its mobile communications projects.

2. The Parties hereto agree that Party B shall, in accordance with the terms and conditions of this Agreement, provide Party A with services for the construction, engineering, preliminary modulation and equipment installation of Party A's mobile communication projects.

         THEREFORE, Party A and Party B have reached, through friendly consultations, the following agreement in the principle of mutual preference and benefits:

                          ARTICLE ONE SCOPE OF SERVICES

1. Within the effective term of this Agreement, Party B agrees to provide Party A, in accordance with the terms and conditions of this Agreement, with the following services and exert its utmost efforts to ensure that the services provided by it are of a high quality:

         1.1 Construction and engineering of various mobile communications projects as required by Party A;

         1.2 Equipment installation and preliminary modulation of Party A's mobile communications projects.

2. Party A agrees to receive the services provided by Party B in accordance with the terms and conditions of this Agreement.

                    ARTICLE TWO ITEM AND QUANTITY OF SERVICES

2.1 The specific items and quantities of the services to be provided hereunder shall be determined separately by the Parties hereto, and such services shall be provided in accordance with the terms set forth herein (including standards for service fees). (The specifics and quantities of each item of service will be agreed upon by the Parties hereto and set out in an appendix to this Agreement.)

                           ARTICLE THREE SERVICE FEES

3.1 Party A shall pay Party B the Service Fees for services provided by Party B under Article 2 above for the construction, engineering, preliminary modulation and equipment installation of Party A's communications projects. .

3.2 The Engineering Fees shall be charged in accordance with the standards applicable to the relevant services provided in the telecommunications industry. Within 15 days from the date on which the Parties reach an agreement on each specific service item and have executed an appendix/appendices related thereto, Party A shall disburse to Party B 20% of the costs of the project as advancements for materials purchase and engineering costs. During the process of the project, Party A will review the project status report prepared by Party B. Party A will disburse to Party B 70% of the project costs on the basis of such review as project progress advancements. The balance of the total costs of the project shall be paid upon the inspection and acceptance of the project upon its completion.

3.3 Party A shall prepay Party B, on or before February 10 each year, the Service Fees payable for the first half of the current year, and prepay on or before July 10 Service Fees payable for the second half of the current year. The amounts of such prepaid Service Fees shall be determined as agreed upon in Articles 3.2 and 3.4 hereof.

3.4 The Engineering Fees and the Service Fees shall be charged in accordance with the applicable national or Liaoning provincial regulations. In the event of any future adjustment to such regulations, the Parties shall observe the standards as adjusted. Party A and Party B hereby confirm that the standards of the Engineering Fees and the Service Fees determined under this Article are in compliance with the applicable national and Liaoning provincial regulations.

3.5 Party B shall submit, within 30 days of inspection and acceptance of each item of service upon its completion, the completion settlement document of such item of service to Party A for auditing. The final amounts due shall be based on the results of such audit.

3.6 The increase or decrease of the project costs as the result of any change(s) in design shall be settled on the basis of the actual costs after such change(s). Any and all increase in project costs as the result of such change(s) in design are subject to Party A's prior written consent thereto.

3.7 The various services to be provide by Party B to Party A under Article Two above will start from October 1, 2000.


                          ARTICLE FOUR QUALITY CONTROL

4.1 Before Party B starts any services, the Parties shall conduct joint research and discussions on the project to be constructed. Prior to the commencement of the project, Party B shall organize relevant personnel to study and familiarize themselves with the drawings in connection with the project, and to take part in the design process, and formulate a plan satisfactory to Party A. Party B shall also make all necessary preparations for the construction and keep records of such preparations.

4.2 Party A shall provide Party B with relevant information on the construction, engineering and equipment installation of its communications project as well as necessary assistance.

4.3 Party B shall complete, in accordance with relevant construction procedures, the construction, engineering and equipment installation of Party A's communications project within the period agreed upon by the Parties, ensure that the quality of the project is in compliance with relevant standards and regulations. Party B shall also maintain the normal operation of the communication equipment, satisfy Party A's reasonable requirements and provide Party A with the progress status of relevant projects on a timely basis.

4.4 In the event that the quality of the services provided by Party B hereunder fails to meet the applicable regulations and standards, or Party A's any communications equipment fails to operate normally after Party B's overhaul, Party A will deduct the service fees payable to Party B.

4.5 Party A has the right to conduct, on a regular or irregular basis, inspections on the process of the construction, engineering and equipment installation conducted by Party B.

       ARTICLE FIVE INSPECTION AND ACCEPTANCE UPON COMPLETION; MAINTENANCE

5.1 Seven days prior to the completion of a project, Party B shall notify, in a form of an application, Party A in writing the date of inspection and acceptance. If Party A can not make the inspection as scheduled, Party A shall notify Party B in advance and consult with Party B for another date of inspection and acceptance.

5.2 A project accepted by Party A following inspection shall be transferred to Party A in its entirety within 7 days from the date of such inspection and acceptance. If a project already accepted by Party A incurs any losses as the result of Party A's failure to take delivery of such project on schedule, Party A shall bear any and all such losses.

5.3 If any part of a project is deemed to be unqualified and needs redoing or repairing during the inspection of such project upon its completion, the Parties shall, at the time of such inspection, negotiate with each other and agree upon remedial measures and time limit for such remedial measures. Party B shall implement such remedial measures within the specified time limit. The delivery of such project after redoing or repairing shall not take place until it has passed inspection and acceptance procedures upon completion. Expenses and losses incurred therefrom shall be borne by Party B.

5.4 Party B shall provide a quality warranty in respect of the project for one year from the date on which such project is inspected and accepted upon completion. During such warranty period, Party B shall be responsible for repairs, at its sole expense, in connection with any accident caused by substandard quality of the project. Party B shall indemnify Party A for all losses sustained by Party A as the result of such accident; provided, however, that Party B shall not be held liable for any losses caused by any inherent quality defect in Party A's equipment.

                ARTICLE SIX ASSIGNMENT OF RIGHTS AND OBLIGATIONS

         Neither Party may assign any or all of its rights and obligations hereunder without the other Party's prior written consent thereto.

                          ARTICLE SEVEN CONFIDENTIALITY

         The Parties hereto shall keep strictly confidential the other Party's business data and information. Neither Party may, without the other Party's written consent, provide or disclose to any other organizations or persons any data or information with regard to the operations of such other Party, unless such disclosure is required by the applicable laws.

                ARTICLE EIGHT LIABILITIES FOR BREACH OF CONTRACT

8.1 Any failure of either Party to perform any of the terms hereunder shall be deemed as breach of contract. The breaching Party shall correct the breach within twenty days from the date of receipt from the non-breaching Party a written notice specifying such breach. If the breaching Party fails to correct such breach within such twenty-day period, the non-breaching Party may select to terminate the Agreement upon written notice to the other Party, in which case the breaching Party shall compensate the other Party for all economic losses sustained by the non-breaching Party as the result of such breach.

8.2 Party B shall repair or redo, free of charge, any project that fails to meet any contractual requirements. In the event of any delay in delivery as the result of such repair or redo, Party B shall pay an overdue penalty for such delay.

8.3 If, due to Party B's reasons, the completion of a project fails to take place on the date specified in the contract, Party B shall pay Party A a penalty of 0.1% of the total costs of the project contracted to it per day.

                           ARTICLE NINE FORCE MAJEURE

9.1 Any event or circumstance beyond the reasonable control of a Party and unavoidable by the affected Party by exercise of due care shall be deemed as an "event of Force Majeure" and shall include, but not limited to, earthquake, fire, explosion, storm, flood, lightning or war.

9.2 Neither Party shall bear any liability for breach of contract if it fails to perform all or any of its obligations hereunder as a result of an event of Force Majeure. However, the Party or Parties affected by an event of Force Majeure shall, within fifteen days of the occurrence of such event, notify the other Party of the details of such event of Force Majeure along with the relevant proof.

9.3 A Party/the Parties shall resume the performance of its/their obligations hereunder after the effects of such event of Force Majeure have been eliminated.

                ARTICLE TEN GOVERNING LAW AND DISPUTE RESOLUTION

10.1 Any dispute arising from or in connection with the validity, interpretation or performance of this Agreement shall be resolved by the Parties through consultations. If no resolution can be reached through consultations, either Party may submit such dispute to the Shenyang Arbitration Commission for arbitration in accordance with its then effective arbitration rules. Once Liaoning Mobile Communication Company Limited is transformed into a wholly foreign-owned enterprise, the dispute resolution institution shall be automatically changed to China International Economic and Trade Arbitration Commission and any dispute shall be resolved in accordance with its then effective arbitration rules in Beijing. The award of such arbitration shall be final and binding upon the Parties.

10.2 Except for matters under arbitration, the remaining part of the Agreement shall be in effect during the time of arbitration.

                             ARTICLE ELEVEN NOTICES

11.1 Any notice or other document to be given under this Agreement shall be delivered in writing and may be delivered in person, sent by registered mail or transmitted by facsimile to both Parties at their legal addresses stated in this Agreement or any other addresses a Party may have notified the other Party in accordance with this Article.

11.2 Any notice or document shall be deemed to have been received at the time as follows:

         if delivered in person, at the time of delivery;

         if delivered by registered mail, five (5) business days after being posted (excluding Saturdays, Sundays and public holidays); and

         if transmitted by facsimile, upon receipt, or if the time of transmission is during non-business hours, it shall be deemed to have been given at the beginning of the normal business hours of the succeeding day (excluding Saturdays, Sundays and public holidays), subject to proof by the sender or confirmation from the facsimile machine used for such transmission that a satisfactory transmission has been completed.

               ARTICLE TWELVE EFFECTIVENESS AND TERM OF AGREEMENT

12.1 The effective term of this Agreement shall commence on the date on which it is affixed with the official seals of and executed by the Parties and expire on December 31, 2001. Unless Party A notifies the Party B in writing of its intention to terminate this Agreement three months prior to the expiration date hereof, this Agreement shall automatically be extended for one year upon the expiration of its term. The times of such extension shall be unlimited.

12.2 Party B hereby acknowledges that Party A may be transformed into a wholly foreign-owned enterprise during the term of the Agreement without consent or acknowledgement by Party B either prior to or after the event, and that Party A's entire rights and obligations under the Agreement shall not be affected or changed on the ground that the nature of the company has changed into a wholly foreign-owned enterprise. Party B will acknowledge the legal status of such wholly foreign-owned enterprise in performing this Agreement.

12.3 In the event that the following conditions are not met, Liaoning Mobile Communication Company Limited shall be entitled to terminate this Agreement at any time. After the termination of this Agreement, the Parties shall cease to enjoy any rights or assume any obligations under this Agreement or in connection with its termination, except the rights and obligations that have incurred under this Agreement prior to such termination.

         (1) China Mobile (Hong Kong) Limited ("CMHK") shall have been granted relevant waivers by the Stock Exchange of Hong Kong Limited ("HKSE") for CMHK's connected transactions in accordance with the listing rules of HKSE; and

         (2) The independent shareholders of CMHK who are deemed to be independent in accordance with the listing rules of HKSE shall have approved relevant transactions.

                         ARTICLE THIRTEEN MISCELLANEOUS

13.1 Any matter not covered herein may be supplemented, explained, and interpreted in a supplementary agreement or appendix to be entered into by the Parties. All supplementary agreements and appendices hereto shall constitute an integral part of, and have the same force and effect as, this Agreement.

13.2 This Agreement is written in Chinese and signed in four counterparts. Each Party will keep two copies, and all copies shall be signed by the legal representative or authorized representative of each Party or affixed with its official seal.

PARTY A:         LIAONING MOBILE           PARTY B: LIAONING PROVINCIAL POST AND
          COMMUNICATION COMPANY LIMITED             TELECOMMUNICATIONS
                                                    ENGINEERING BUREAU

By:            s/ Zhang Xuehong            By:     s/ Li Jianchang
   --------------------------------------     ----------------------------------
      Legal or authorized representative      Legal or authorized representative